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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 10, 2007

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 11, 2007, the Board of Directors terminated Randy F. Rutledge as Chief Financial Officer of the Company.

On July 10, 2007, the Company retained the services of Thomas M. O’Brien by and through Robert Half Management Resources.  Mr. O’Brien will act as special consultant to the Company for approximately 90 days, during which time he will report to the Board of Directors and Management as to issues dealing with: 1) developing pro forma financial information, 2) assembling and documenting internal controls, and 3) assisting with accounting and other financial decisions for management.  At the end of his consulting period, it is expected that Mr. O’Brien will assume the position of Chief Financial Officer for the Company.  Mr. O’Brien received a Masters of Business in Finance in 1981 from California State University and a degree in accounting from Creighton University in 1973.  He most recently served as Chief Financial Officer and Senior Vice President of Pathfinder Holdings, Inc. and prior to that was Controller and Vice-President of Ultramar Diamond Shamrock Corporation.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

___________________________

Francis L. Simola

Chief Executive Officer

Date:  July 11, 2007

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